AMENDED AND RESTATED BY-LAWS
                                       OF
                                  NYMAGIC, INC.
                            (A New York Corporation)


                                    ARTICLE I

                                  SHAREHOLDERS
                                  ------------


     1.  CERTIFICATES REPRESENTING SHARES.

         (a) Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman of the Board of Directors, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation representing the number of shares owned by such person in the Corporation, and such certificate may be sealed with the seal of the Corporation or a facsimile thereof. If such certificate is countersigned by a transfer agent other than the Corporation or its employee or by a registrar other than the Corporation or its employee, any signature on the certificate other than that of such transfer agent or such registrar may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

         (b) Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the New York Business Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

         (c) The Corporation may issue a new certificate of stock of the same tenor and for the same number of shares in place of any certificate theretofore issued by it alleged to have been lost, stolen, destroyed, or mutilated, and the Board of Directors may require the owner of any lost, stolen, destroyed or mutilated certificate, or such person's legal representative, to make an affidavit or affirmation setting forth such facts as to the loss, theft, destruction or mutilation as it deems necessary, and to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate or the issuance of any such new certificate.

     2. FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a share.

     3. SHARE TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfer of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by such person's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or Assistant Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

     4. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held. If no record date is fixed, the record date for determining shareholders for any purpose other than that specified in the preceding sentence shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "shareholder" or "shareholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock. Said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the New York Business Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder.

     6. SHAREHOLDER MEETINGS.

         (a) PLACE. Annual meetings and special meetings shall be held at the offices of the Corporation in the State of New York or at such other place, within or without the State of New York, as the Board of Directors may, from time to time, fix as provided herein.

         (b) ANNUAL MEETING. The annual meeting shall be held on such date and at the time fixed, from time to time, by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting. Annual meetings may be called by the Board of Directors or by the Executive Committee of the Board of Directors or by any officer instructed by the Board of Directors to call the meeting.

         (c) SPECIAL  MEETINGS.  Special  meetings of the  shareholders  for any purpose or purposes, unless otherwise proscribed by statute or by the Certificate of Incorporation, may be called by the Chairman, the Vice Chairman, the Chief Executive Officer, or the President of the Company and shall be called by the Chairman, the Vice Chairman, the Chief Executive Officer, the President, the Secretary or any Assistant Secretary of the Company upon the request in writing of three directors or of the holders of record of at least twenty (20%) percent of the shares of stock of the Corporation, issued and outstanding and entitled to vote as of the date of such request. Such special meeting shall be held at such time and at such place within or without the State of New York as may be fixed by the Chairman of the Board or the Vice Chairman of the Board, in the case of meetings called by the Chairman of the Board or the Vice Chairman of the Board, or by Chief Executive Officer or the President, in the case of meetings called by Chief Executive Officer or the President. Any special meeting called at the request of either three directors or of the shareholders pursuant hereto shall be held at the principal office of the Corporation not less than forty-five (45) days from the receipt of such request. Any request for a special meeting of shareholders shall state the purpose or purposes of the proposed meeting, and such purpose or purposes shall be set forth in the notice of the special meeting, and at any such special meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice of the special meeting.

         (d) NOTICE OR WAIVER OF NOTICE. Notice of any meeting of shareholders may be written or electronic. All notices of all meetings shall be given, stating the place, date and hour of the meeting and, unless it is the annual meeting, indicating that the notice is being issued by or at the direction of the person or persons calling the meeting. The notice of an annual meeting shall state that the meeting is called for the election of Directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state such other action or actions as are known at the time of such notice. The notice of a special meeting shall in all instances state the purpose or purposes for which the special meeting is called and at any such special meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice of the special meeting. Except as otherwise provided by the New York Business Corporation Law, a copy of the notice of any meeting shall be given, personally, electronically or by mail, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each shareholder entitled to vote at such meeting at such person's address as it appears on the records of the Corporation. If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at the shareholder's address as it appears on the record of shareholders, or, if the shareholder shall have filed with the Secretary or Assistant Secretary of the Corporation a request that notices to the shareholder be mailed to some other address, then directed to him at such other address. If transmitted electronically, such notice shall be deemed given when directed to the shareholder's electronic mail address as supplied by the shareholder to the Secretary or Assistant Secretary of the Corporation or as otherwise directed pursuant to the shareholder's authorization or instructions. If a meeting is adjourned to another time, not more than forty-five (45) days after such meeting, and/or to another place, and if an announcement of the adjourned time and place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Notice of a meeting need not be given to any shareholder who submits a waiver of notice whether before or after the meeting. Waiver of notice may be written or electronic. If written, the waiver must be executed by the shareholder or the shareholder's authorized officer, director, employee or agent by signing such waiver or causing his or her signature to be affixed to such waiver by any reasonable means, including, but not limited to, facsimile signature. If electronic, the transmission of the waiver must either set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice.

         (e) SHAREHOLDER LIST. A list of shareholders as of the record date shall be produced at any meeting of shareholders upon the request of any shareholder made either prior to or at the meeting. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting. Such list shall be produced (or available by means of a visual display) at the time and place of the meeting; shall be subject to the inspection of any shareholder for reasonable periods during the meeting; and shall be prima facie evidence of the identity of the shareholders entitled to examine such list or to vote at such meeting.

         (f) CONDUCT OF MEETING. Unless otherwise designated by the shareholders as hereinafter provided, meetings of the shareholders shall be presided over by one of the following officers in the order of priority as follows: (1) the Chairman of the Board, if any, (2) the Vice Chairman of the Board, if any, (3) the Chief Executive Officer, if any, (4) the President, (5) a Vice President, or
(6) if none of the foregoing is in office and present and acting, by an Acting Chairman for the meeting chosen by a majority of the Board of Directors. Notwithstanding the foregoing order of priority, the holders of record of a majority of the shares authorized to vote may, at least fourteen (14) days in advance of the shareholders meeting, designate in writing addressed to the Chairman or Vice Chairman of the Board of the Corporation, an Acting Chairman to preside at such meeting. The Secretary of the Corporation or, in such person's absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman for the meeting shall appoint a secretary of the meeting.

         (g) PROXY REPRESENTATION. Every shareholder may authorize another person or persons to act for such shareholder by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. No proxy shall be valid after the expiration of eleven months from its date unless such proxy expressly provides for a longer period. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided in the New York Business Corporation Law. The presence at any meeting of any shareholder who has given a proxy shall not revoke such proxy unless the shareholder shall file written notice of such revocation with the Secretary or Assistant Secretary of the meeting prior to the voting of such proxy.

         (h) INSPECTORS OF ELECTION. Unless otherwise appointed by the Board of Directors in advance, the transfer agent for the Corporation shall provide one or more inspectors to act at any meeting or any adjournment thereof, or to tabulate any written consents of shareholders without a meeting, and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fail to act. If no inspector or alternate has been appointed, or if such persons are unable to act or fails to perform the duties required at a meeting of shareholders, the person presiding at the meeting may, and on the request of shareholders holding at least twenty (20%) percent of the shares authorized to vote thereat shall, make such appointment. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine, among other things: the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspectors shall also receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such other acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector (or inspectors) shall make a report in writing of any challenge, question or matter determined by such person or persons and execute a certificate of any fact so found.

         (i) QUORUM. Except as the New York Business Corporation Law or these By-Laws may otherwise provide, the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum at a meeting of shareholders for the transaction of any business. The shareholders present may adjourn the meeting despite the absence of a quorum. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

         (j) VOTING. Each shareholder shall be entitled to one vote, in person or by proxy, for each share of stock held by such shareholder entitled to vote in accordance with the terms of the Certificate of Incorporation and these By-Laws. In the election of Directors, a plurality of the votes cast and entitled to vote on the election of Directors shall elect such Directors. Any other action shall be authorized by the affirmative vote of a majority of the shares cast in favor of or against such action, except where the Certificate of Incorporation or the New York Business Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power.

         (k) SHAREHOLDER PROPOSALS. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the Meeting. To be properly brought before an annual meeting business must be
(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the Chairman or Acting Chairman of such meeting, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have complied in all respects with the rules and regulations of the United States Securities and Exchange Commission applicable thereto.

                                   ARTICLE II

                               BOARD OF DIRECTORS
                               ------------------

     1. FUNCTIONS AND DEFINITION. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The use of the phrase "whole Board" herein refers to the total number of Directors which the Corporation would have from time to time if there were no vacancies.

     2. QUALIFICATIONS AND NUMBER. Each Director shall be at least eighteen years of age. A Director need not be a shareholder, a citizen of the United States, or a resident of the State of New York. The number of directors shall be not less than nine (9) nor more than nineteen (19). The exact number thereof may be established by the shareholders at each annual meeting, or at a special meeting called for such purpose, or by the directors at any regular meeting thereof, or any special meeting thereof called for such purpose. Subject to the provisions of the Certificate of Incorporation, the number of Directors may be increased or decreased by action of the shareholders or of the Board of Directors; provided, that any action of the Board of Directors to effect such increase or decrease shall require the vote of a majority of the entire Board then in office. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

     3.  ELECTION AND TERM.

         (a) BOARD OF DIRECTORS. The Board of Directors shall be those directors in office as of the date of the adoption of these Amended and Restated By-Laws. Subject to the provisions of section 3(b) below, directors shall hold office until the first annual meeting of shareholders after the date of adoption of these Amended and Restated By-Laws and until their successors have been elected and qualified or until their resignation or removal. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created Directorships, shall, subject to the provisions of section 3(b) below, hold office until the next annual meeting of shareholders after their election and until their successors have been elected and qualified or until their resignation or removal.

         (b) TERMS IF BOARD IS CLASSIFIED. If the Certificate of Incorporation provides that the directors be divided into either two, three or four classes, all classes shall be as nearly equal in number as possible. The terms of office of the directors initially classified shall be as follows: that of the first class shall expire at the next annual meeting of shareholders, the second class at the second succeeding annual meeting, the third class, if any, at the third succeeding annual meeting, and the fourth class, if any, at the fourth succeeding annual meeting. At each annual meeting after such initial classification, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the second succeeding annual meeting if there are two classes, the third succeeding annual meeting if there are three classes, or the fourth succeeding annual meeting if there are four classes.

         (c) CHANGES IN CLASSIFIED BOARD. If directors are classified and the number of directors is thereafter changed:

                  (1) Any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

                  (2) When the number of directors is increased by the board and any newly created directorships are filled by the Board, there shall be no classification of the additional directors until the next annual meeting of shareholders.

     4. RESIGNATION AND REMOVAL OF DIRECTORS. Any Director may resign at any time upon written notice to the Corporation. Any or all of the Directors, notwithstanding any classification, may be removed, either with or without cause, by a vote of two-thirds of the Directors present at a duly called meeting, a quorum being present, or by a vote of the shareholders holding a majority of the stock, at any special meeting called for such purpose or at any annual meeting, or, if permitted by the Certificate of Incorporation, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes specified in the Certificate of Incorporation (including less than all outstanding shares) sufficient for corporate action that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     5. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the Board of Directors for any reason, except the removal of Directors without cause, may be filled by majority vote of the Board. If the number of the Directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by vote of a majority of the Directors then in office. Notwithstanding the foregoing, such newly created directorships and vacancies may be filled by a vote of the shareholders holding a majority of the stock, at an annual meeting or at any special meeting called for such purpose, or, if permitted by the Certificate of Incorporation, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes specified in the Certificate of Incorporation (including less than all outstanding shares) sufficient for corporate action that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Vacancies occurring in the Board of Directors by reason of the removal of Directors without cause may be filled by vote of the directors, by vote of the shareholders, or, if permitted by the Certificate of Incorporation, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes specified in the Certificate of Incorporation (including less than all outstanding shares) sufficient for corporate action that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. A director elected to fill a vacancy, unless elected by the shareholders, shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until his successor has been elected and qualified, regardless of whether or not the Board is classified.

     6. MEETINGS.

         (a) TIME. Regular meetings shall be held at such time as the Board shall fix. Special meetings may be called upon notice.

         (b) PLACE. Meetings, both regular and special, shall be held at such place within or without the State of New York as shall be fixed by the Board.

         (c) FIRST MEETING. The first meeting of each newly elected Board may be held immediately after or within thirty (30) days after each annual meeting of the shareholders, and no notice of such meeting shall be necessary to call the meeting, provided a quorum shall be present. In the event such first meeting is not so held immediately after the annual meeting of the shareholders, it may be held at such time and place as shall be specified in the notice given as provided for special meetings of the Board of Directors, or at such time and place as shall be fixed by the consent in writing of all of the Directors.

         (d) NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman or Vice Chairman of the Board, the Chief Executive Officer or the President, or by any four (4) Directors. Written, oral, electronic, or any other mode of notice of the time and place shall be given for special meetings at least two (2) days prior to the meeting; notice may be given by telephone of telefax (in which case it is effective when given) or by mail (in which case it is effective forty-eight (48) hours after mailing by prepaid first class mail). The notice of any meeting need not specify the purpose of the meeting. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

         (f) QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the Directors in office shall constitute a quorum, provided that such majority shall constitute at least one-third (1/3) of the whole Board. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting of the Board to another time or place shall be given to the Directors who were not present at the time of the adjournment in the manner specified in
Section 6(d) and, unless such time and place are announced at the meeting, to the other directors. Except as herein otherwise provided, and except as otherwise provided by the New York Business Corporation Law, the act of the Board shall be the act by vote of a majority of the Directors present at a meeting, a quorum being present. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the New York Business Corporation Law and these By-Laws which govern a meeting of Directors held to fill vacancies and newly created directorships.

         (g) PARTICIPATION BY TELEPHONE CONFERENCE CALL. Any director may participate in a meeting of the Board or of any Committee thereof by means of a conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and such participation in a meeting of the Board or Committee shall constitute presence in person at such meeting.

         (h) WRITTEN CONSENT. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors, or any Committee thereof, may be taken without a meeting if, prior or subsequent to such action, all members of the Board or such Committee, as the case may be, consent thereto in writing and such written consents, together with a copy of documents and other materials provided to the Board or Committee in connection therewith, are filed with the minutes of the proceedings of the Board or Committee.

         (i) CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

         (j) DIRECTOR'S COUNSEL. Any director shall be entitled, upon at least 24 hours notice to the Chairman or Vice Chairman of the Board in advance of a Board of Director's meeting, to have, at such director's expense, legal counsel advise such director on his or her duties as a director present at any meeting of the Board of Directors; provided, however, that notwithstanding the foregoing, the Board of Directors may by a two-thirds (2/3) vote exclude all legal counsel (including legal counsel for the Corporation) from such meeting.

     7.  COMMITTEES.

         (a) APPOINTMENT. At each annual meeting the Board of Directors shall, by resolution passed by a majority of the whole Board, designate from among its members an Executive Committee, an Audit Committee, a Finance Committee, a Nominating Committee, and a Stock Option and Compensation Committee, each of which shall have three or more members. The Board of Directors may from time to time, by resolution passed by a majority of the whole Board, designate from among its members such other committees, which shall have one or more members, such committees to serve for such periods and with such duties and responsibilities as set forth in such resolution. Any such Committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, except any authority the delegation of which is prohibited by Section 712 of the New York Business Corporation Law. Each such Committee shall serve at the pleasure of the Board of Directors, and the Board may at any time, by vote of a majority thereof, fill any vacancies in, change the membership of, or dissolve any Committee. The Board may designate one or more Directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. When a regular or alternate member of any Committee ceases to be a director he shall automatically cease to be such regular or alternate member of such Committee.

         (b) CHAIRMAN. The Board of Directors may designate one of the members of each Committee to be the Chairman of such Committee. The Chairman of each Committee shall preside at all meetings of such Committee. The Chairman of the Executive Committee shall perform such other duties as may be designated by the Board of Directors.

         (c)  MEETINGS.   Each  Committee  shall  meet  at  the  office  of  the
Corporation at such times as they shall by resolution appoint, and may meet at any other time or place on the call of the Chairman.

         (d) NOTICE OF MEETING. No notice shall be required for regular meetings for which the time and place have been fixed. Written, electronic, oral or any other mode of notice of the time and place shall be given for special meetings at least one (1) day prior to the meeting; notice may be given by telephone or telefax (in which case it is effective when given) or by mail (in which case it is effective forty-eight (48) hours after mailing by prepaid first class mail). The notice of any meeting need not specify the purpose of the meeting. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

         (e) QUORUM AND ACTION. A majority of each Committee shall constitute a quorum at any meeting. The act of a majority of a Committee present at any meeting at which there is a quorum shall be the act of such Committee.

         (f) COMMITTEE MINUTES. Each Committee shall cause to be kept regular minutes of its proceedings, which may be transcribed in the regular minute book of the Corporation, and all such proceedings shall be reported to the Board of Directors at its next succeeding meeting, and shall be subject to revision or alteration by the Board, provided that no rights of third persons shall be affected by such revision or alteration.

         (f) RULES. Each Committee may, from time to time, subject to the approval of the Board of Directors, adopt rules for the calling and conduct of its meetings, and other matters relating to its procedures and the exercise of its powers not in conflict with the By-Laws of the Corporation or the actions taken by the Board of Directors.

     8. EXECUTIVE COMMITTEE. The Executive Committee shall, between meetings of the Board, have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation, except any authority the delegation of which is prohibited by Section 712 of the New York Business Corporation Law; provided that all action by the Executive Committee shall be reported to the Board of Directors.

     9. AUDIT COMMITTEE. The Audit Committee shall review the financial statements of the Corporation and the adequacy of the systems of internal accounting controls and procedures; meet with the Corporation's internal auditors, if any, and with its independent public accountants to review their report on the examination of the Corporation's accounts, their comments on the internal controls and auditing procedures of the Corporation and the action taken by management with regard to such comments; meet with outside or internal financial and legal personnel in connection with the Committee reviews; and recommend annually to the Board of Directors the appointment of the Corporation's independent public accountants. The meetings with auditing, financial and legal personnel may be with or without management representatives being present. The Audit Committee shall also perform such other duties as may be assigned to it from time to time by the Board of Directors.

     10. FINANCE COMMITTEE. The Finance Committee shall meet at least quarterly, with or without outside investment counsel in attendance; review and ratify investment transactions for the quarter; review the schedule of funds available for investment and determine appropriate investment thereof in accordance with the Investment Program guidelines; investigate investment opportunities; report their findings and recommendations and propose resolutions to the Board of Directors for consideration; and recommend annually to the Board of Directors the appointment of the

Corporation's investment counsel. The Finance Committee shall also perform such other duties as may be assigned to it from time to time by the Board of Directors.

     11. NOMINATING COMMITTEE. The Nominating Committee shall recommend a slate of qualified candidates for the director positions whose terms are to expire or are vacant. The Nominating Committee shall report to the Board the name, business address and residence address of each candidate, (ii) the principal occupation or employment of each candidate, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each candidate,
(iv) the employment history of such candidate over the preceding five (5) years, and (v) such other information concerning each candidate as would be required under the rules of the United States Securities and Exchange Commission to be set forth in a proxy statement soliciting proxies for the election of such nominee as director. Any director may recommend other candidates for available director positions, provided that the foregoing information about such candidates is provided. At the conclusion of recommendations, the Board of Directors shall approve a slate of candidates for such director positions.

     12. STOCK OPTION AND COMPENSATION COMMITTEE. The Stock Option and Compensation Committee shall meet at least quarterly, with or without the Chief Executive Officer in attendance; review compensation levels for all employees, including utilizing national and regional surveys for the insurance and insurance brokerage industries; review and ratify the Corporation's compensation policies and practices for executives and non-executives alike; review proposed increases, bonuses, stock option awards or repricing of stock options pursuant to the Corporation's Stock Option Plans, and determine appropriate increases, bonuses, stock option awards or repricing of stock options in accordance with the Corporation's Stock Option Plans; report their findings and recommendations and propose resolutions to the Board of Directors for consideration; and recommend annually to the Board of Directors the compensation levels for executives. The Stock Option and Compensation Committee shall also perform such other duties as may be assigned to it from time to time by the Board of Directors.

     13. DIRECTORS' COMPENSATION. Directors, other than salaried officers or employees of the Corporation or of any affiliated company, shall receive compensation for their services as directors in such form and amounts and at such times as may be prescribed from time to time by the Board of Directors. All directors shall be reimbursed for their reasonable expenses, if any, for attendance at each regular or special meeting of the Board of Directors. Members of any committee of the Corporation shall be allowed such additional compensation as may be fixed by the Board of Directors and reimbursement for reasonable expenses.


                                   ARTICLE III

                                    OFFICERS
                                    --------

     1. OFFICERS. The Board of Directors may elect or appoint a Chairman of the Board of Directors, Vice-Chairman, a Chief Executive Officer, a President, one or more Vice Presidents (which may be denominated with additional descriptive titles), a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other officers as it may determine. Any number of offices may be held by the same person.

     2. TERM OF OFFICE; REMOVAL. Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until such officer's successor has been elected and qualified or until the earlier resignation or removal of such officer. The Board of Directors may at any time remove any officer for cause or without cause, and the election of a successor to any officer shall be deemed a removal of such officer unless otherwise provided in the resolution electing such new officer. If the office of any officer of the Corporation shall become vacant for any reason, the Board, by a majority vote of those present at any meeting at which a quorum is present, may choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred.

     3. AUTHORITY AND DUTIES. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, by the New York Business Corporation Law or by any resolution of the Board of Directors.

     4. THE CHAIRMAN OF THE BOARD. Chairman of the Board shall perform those duties assigned to him by the Board of Directors and may, but is not required to, be an employee of the Corporation, and may, but is not required to, be the Chief Executive Officer. The Chairman of the Board shall be a member of the Executive Committee. The Chairman of the Board, if present and acting, shall preside at all meetings of the Board of Directors, including meetings of the Executive Committee; otherwise, the Chief Executive Officer or President, if present, shall preside, or if the Chief Executive Officer or President does not so preside, any other Director chosen by the Board shall preside. The Chairman of the Board shall have such powers and perform such duties as may be assigned to him from time to time by the Board of Directors.

     5. VICE CHAIRMAN OF THE BOARD. The vice chairman of the board shall have such powers and perform such duties as may be assigned to him from time to time by the Board of Directors.

     6. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of Corporation, and, in the absence of the Chairman of the Board, may (if a director and so designated by the Board) preside at all meetings of the Board of Directors. The Chief Executive Officer shall exercise the powers and perform the duties usual to the chief executive officer and, subject to the control of the Board of Directors, shall have general management and control of the affairs and business of the Corporation; he shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board of Directors) and fix their compensation (in accordance with the guidelines established by the Board or the Stock Option and Compensation Committee); and he shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of a contractual nature pertaining to matters which arise in the normal conduct and ordinary course of business of the Corporation. The Chief Executive Officer shall also generally have the powers and perform the duties which appertain to the office, and shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     7. THE PRESIDENT. The President shall, in the absence of a Chief Executive Officer, be the chief executive officer of Corporation, and, in the absence of the Chairman of the Board and the Chief Executive Officer, may (if a Director and so designated by the Board) preside at all meetings of the Board of Directors. The President shall exercise the powers and perform the duties usual to the office of President, and, subject to the control of the Board of Directors, in the absence of a Chief Executive Officer, shall have general management and control of the affairs and business of the Corporation; he shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board of Directors) and fix their compensation (in accordance with the guidelines established by the Board or the Stock Option and Compensation Committee); and he shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of a contractual nature pertaining to matters which arise in the normal conduct and ordinary course of business of the Corporation. The President shall also generally have the powers and perform the duties which appertain to the office and shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     8. VICE PRESIDENTS. If chosen, the Vice Presidents in the order of their seniority, shall, in the absence or disability of the President, exercise all of the powers and duties of the President. Such Vice Presidents shall have the power to execute bonds, notes, mortgages and other contracts, agreements and other instruments of a contractual nature pertaining to matters which arise in the normal conduct and ordinary course of business and shall do and perform such other duties incident to the office of Vice President and as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President shall direct.

     9. The Secretary. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and record all votes and the minutes of proceedings in a book to be kept for that purpose and shall perform like duties for the Committees when requested. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors and shall perform all the duties incident to the office of Secretary and such other duties as may be prescribed by the Board of Directors. The Secretary shall affix the corporate seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer who may affix the seal to any such instrument in the event of the absence or disability of the Secretary. The Secretary shall have and be the custodian of the stock records and all other books, records and papers of the Corporation (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed.

     10. THE TREASURER. The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and, in general, shall perform all the duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Chief Executive Officer, the President or the Board. He shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of such person's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the Corporation.

     11. ASSISTANT SECRETARY OR ASSISTANT TREASURER. Any Assistant Secretary or Assistant Treasurer, if one or more have been appointed, shall assist the Secretary or the Treasurer, as the case may be, in the performance of his duties, shall be vested with all the powers and be required to perform all the duties of the Secretary or Treasurer, respectively, in his absence or refusal to act. He shall also exercise such powers and perform such duties as may be may be conferred or required by the Chief Executive Officer, the President or the Board.

     12. ADDITIONAL OFFICERS. The Board may elect or appoint such additional officers, including, but not limited to, a Chief Operating Officer, a Chief Financial Officer, Controller, or otherwise as it may deem necessary or advisable, and may delegate the power to appoint such additional officers to any committee or principal officer. Such additional officers shall have such powers and duties and shall hold office for such terms as may be determined by the Board or such committee or officer. The other officers of the Corporation shall perform such duties as shall be assigned to them from time to time by the Board of Directors, the Chief Executive Officer or the President.

     12. COMPENSATION. The compensation of the officers of the Corporation shall be fixed from time to time in the manner prescribed by the Board of Directors or by the Stock Option and Compensation Committee.


                                   ARTICLE IV

                                  MISCELLANEOUS
                                  -------------

     1. SEAL. The seal of the Corporation shall be in the form approved from time to time by the Board of Directors.

     2. CORPORATE BOOKS. The books of the Corporation may be kept within or without the State of New York, at such place or places as the Board of Directors may, from time to time, determine.

     3. FISCAL YEAR. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

     4. SIGNATURES. All checks, drafts, notes, bonds, mortgages or other obligations of the corporation and other instruments shall be signed by such officer or officers acting under authority granted by a resolution of the Board of Directors or as the Board of Directors may from time to time designate or as otherwise permitted by these Amended and Restated By-Laws.

     5. STOCK OF OTHER CORPORATIONS. The Board of Directors shall have the right to authorize any officer or other person on behalf of the Corporation to attend, act and vote at meetings of the stockholders of any corporation in which the Corporation shall hold stock, to exercise thereat any and all the rights and powers incident to the ownership of such stock and to execute waivers of notice of such meetings and calls therefor; and authority may be given to exercise the same either on one or more designated occasions, or generally on all occasions until revoked by the Board. In the event that the Board shall fail to give such authority, such authority may be exercised by the Chairman of the Board, the Chief Executive Officer or the President in person or by proxy appointed by him on behalf of the Corporation.

     6. DIVIDENDS. The Board of Directors may declare and pay dividends upon the outstanding shares of the Corporation from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by the New York Business Corporation Law and the Certificate of Incorporation.

     7. GENDER. The use of masculine gender herein shall include the feminine gender where the context so requires.


                                    ARTICLE V

                                 INDEMNIFICATION
                                 ---------------

     1. INDEMNIFICATION OF DIRECTORS OR OFFICERS. The Corporation will indemnify to the fullest extent then permissible under the New York Business Corporation Law and the Insurance Law of New York each person who shall serve at any time as director or officer of the Corporation.

     2. INDEMNIFICATION OF DIRECTORS. Subject to the applicable provisions of the New York Business Corporation Law:

         (a) GENERAL. The Corporation (i) may indemnify a director or a director and officer of the Corporation ("Indemnitee") made, or threatened to be made, a party to an action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor, and (ii) shall indemnify an Indemnitee made, or threatened to be made, a party to an action, suit or proceeding including, without limitation, one by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such Indemnitee served in any capacity at the request of the Corporation, to procure a judgment in its favor, (other than an action, suit or proceeding referred to in clause (i)), whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate, was a director or a director and officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action, suit or proceeding, or any appeal therein, provided that the Indemnitee acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions and proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful; and further provided that the Corporation shall not be required to indemnify an Indemnitee with respect to any action, suit or proceeding commenced by such Indemnitee, or any counterclaim, cross-claim, or third-party claim asserted by the Indemnitee against the Corporation.

         (b)  ENTITLEMENT  TO  INDEMNIFICATION.   An  Indemnitee  who  has  been
successful, on the merits or otherwise, in the defense of a civil, criminal, administrative or investigative action, suit or proceeding of the character described in this Article V, Section 2, shall be entitled to indemnification as authorized in this Article V, Section 2. An Indemnitee who has not been successful, on the merits or otherwise, in the defense of a civil, criminal, administrative or investigative action, suit or proceeding of the character described in this Article V, Section 2, shall nevertheless be entitled to indemnification as authorized in this Article V, Section 2, unless a judgment or other final adjudication adverse to such Indemnitee establishes that his acts were (i) committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (ii) that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

         (c) NO  PRESUMPTION.  The  termination  of any  such  civil,  criminal, administrative or investigative action, suit or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.

         (d) EMPLOYEE BENEFIT PLANS. For the purpose of this Article V, Section 2, a corporation shall be deemed to have requested an Indemnitee to serve an employee benefit plan where the performance by such Indemnitee of his duties to the Corporation also imposes duties on, or otherwise involves services by, such Indemnitee to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be considered fines for purposes of this
Article V, Section 2. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of such Indemnitee's duties for a purpose reasonably believed by such Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

         (e) ADVANCEMENT OF EXPENSES. Expenses (including, without limitation, attorney's fees and expenses) actually and necessarily incurred by an Indemnitee in defending an actual or threatened action, suit or proceeding may, at the discretion of the Board of Directors, be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount as, and to the extent, the Indemnitee is ultimately found not to be entitled to indemnification or the expenses so advanced by the Corporation exceed the indemnification to which he is entitled.

                                   ARTICLE VI

                                   AMENDMENTS
                                   ----------

         All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made, by the unanimous written consent of all Directors, by the affirmative vote of a majority of the Board of Directors given at any regular meeting or at a special meeting of the Board of Directors, (provided notice of the proposed alteration or repeal or of the proposed new by-laws be included in the notice of such special meeting), by the affirmative vote of holders of record of a majority of the outstanding stock of the Corporation, given at an annual meeting or at any special meeting (provided notice of the proposed alteration or repeal or of the proposed new by-laws be included in the notice of such special meeting), or, if permitted by the Certificate of Incorporation, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes specified in the Certificate of Incorporation (including less than all outstanding shares) sufficient for corporate action that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. By-laws made or altered by the Board of Directors shall be subject to alteration or repeal by the shareholders.


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